Exhibit F-5(a)


                        November 6, 2000





Securities and Exchange
Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


     Ladies and Gentlemen:

     Referring to the Application-Declaration on
Form U-1, as amended (File No. 70-9753) (hereinafter referred to as the "Application-Declaration"), filed with the Securities and Exchange Commission (the "Commission") under the Public Utility Holding Company Act of 1935, as amended (the "Act") by System Energy Resources, Inc., Entergy Corporation, Entergy Louisiana, Inc. (Entergy Louisiana, Inc. hereinafter being referred to as the "Company") and the other companies named therein contemplating, among other things, the participation by the Company in one or more Assignments of Availability Agreement, Consent and Agreement, as referred to and described in the Application-Declaration, we advise as follows:

     1. All action necessary to make valid the participation by the Company in the proposed transactions shall have been taken when:

          (a) the Application-Declaration shall have been granted and permitted to become effective in accordance with the applicable provisions of the Act; and

          (b) the proposed Assignments of Availability Agreement, Consent and Agreement shall have been duly authorized, executed and delivered by each of the proposed parties thereto.

     2. When the foregoing steps shall have been taken and in the event the proposed transactions are otherwise consummated in accordance with the Application-Declaration and the related order or orders of the Commission:

          (a) all state laws which relate or are applicable to the participation by the Company in the proposed transactions will have been complied with; and


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November 6, 2000
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          (b)  the consummation of the proposed transactions by the Company will not violate the legal rights of the holders of any securities issued by the Company or any associate company thereof.

     I am a member of the bar of the state of Louisiana and, for purposes of this opinion, do not hold myself out as an expert on the laws of any other state. This opinion is limited to the laws of the state of Louisiana and the federal laws of the United States of America.

     I hereby consent to the use of this opinion as an exhibit to the Application-Declaration.

                                Very truly yours,

                                /s/ Denise C. Redmann

                                Denise C. Redmann
                                Senior Counsel -
                                Corporate and Securities
                                Entergy Services, Inc.